
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from the balance sheet and statement of income and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>                                        0000872467
<NAME>                                       KRUPP GOVERNMENT INCOME TRUST II

<PERIOD-TYPE>                                3-MOS
<FISCAL-YEAR-END>                            DEC-31-2000
<PERIOD-END>                                 MAR-31-2000
<CASH>                                         7,124,929
<SECURITIES>                                 201,820,087<F1>
<RECEIVABLES>                                  1,476,945
<ALLOWANCES>                                           0
<INVENTORY>                                            0
<CURRENT-ASSETS>                               7,948,178<F2>
<PP&E>                                                 0
<DEPRECIATION>                                         0
<TOTAL-ASSETS>                               218,370,139
<CURRENT-LIABILITIES>                          2,988,381<F3>
<BONDS>                                                0
<PREFERRED-MANDATORY>                                  0
<PREFERRED>                                            0
<COMMON>                                     215,970,925
<OTHER-SE>                                      (589,167)<F4>
<TOTAL-LIABILITY-AND-EQUITY>                 218,370,139
<SALES>                                                0
<TOTAL-REVENUES>                               4,908,065<F5>
<CGS>                                                  0
<TOTAL-COSTS>                                          0
<OTHER-EXPENSES>                               1,322,822<F6>
<LOSS-PROVISION>                                       0
<INTEREST-EXPENSE>                                     0
<INCOME-PRETAX>                                3,585,243
<INCOME-TAX>                                           0
<INCOME-CONTINUING>                            3,585,243
<DISCONTINUED>                                         0
<EXTRAORDINARY>                                        0
<CHANGES>                                              0
<NET-INCOME>                                   3,585,243
<EPS-BASIC>                                            0
<EPS-DILUTED>                                          0

<F1> Includes  Participating  Insured Mortgage  Investments  ("PIMIs")  (insured mortgages of $122,245,357 and Additional Loans of $21,298,351), Participating Insured Mortgages ("PIMs") of $37,906,200 and Mortgage-backed Securities ("MBS") of $20,370,179.

<F2>  Includes  prepaid  acquisition  fees and  expenses of  $13,795,837  net of accumulated amortization of $7,968,612 and prepaid participation servicing fees of $4,495,719 net of accumulated amortization of $2,374,766.

<F3>     Includes deferred income on Additional Loans of $2,846,447.

<F4>     Unrealized loss on MBS.

<F5>     Represents interest income on investments in mortgages and cash.

<F6>     Includes $806,974 of amortization of prepaid fees and expenses.



